Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-69776 and 333-176085 on Form S-8 of our report dated June 27, 2013, relating to the financial statements and financial statement schedule of Marsh & McLennan Companies 401(k) Savings & Investment Plan appearing in this Annual Report on Form 11-K of Marsh & McLennan Companies 401(k) Savings & Investment Plan for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey

June 27, 2013